UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Ark Restaurants Corp.
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ARK RESTAURANTS CORP.

85 Fifth Avenue
New York, New York 10003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on March 19, 2013

To Shareholders of
ARK RESTAURANTS CORP.

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ark Restaurants Corp. (the “Company”) will be held on March 19, 2013 at 10:00 A.M., New York City time, at Bryant Park Grill, located at 25 West 40th Street, New York, New York, for the following purposes:

(1)	To elect a board of nine directors;

(2)	To ratify the appointment of Cohn Reznick LLP (“Cohn”), formerly known as J.H. Cohn LLP, as independent registered public accountants for the 2013 fiscal year; and

(3)	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on February 11, 2013, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. All shareholders are cordially invited to attend.

          YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW THE PROXY AND VOTE YOUR OWN SHARES.

By Order of the Board of Directors,

Oona Cassidy
In-House Counsel, Secretary

New York, New York
February 22, 2013

i

ARK RESTAURANTS CORP.

PROXY STATEMENT

ANNUAL MEETING INFORMATION

This proxy statement contains information related to the annual meeting of shareholders of Ark Restaurants Corp., a New York corporation (“Ark” or the “Company”) to be held at Bryant Park Grill, located at 25 West 40th Street, New York, New York, at 10:00 A.M., New York City time, on March 19, 2013 and at any adjournment or adjournments thereof (the “Meeting”). This proxy statement was prepared under the direction of our Board of Directors (the “Board of Directors” or the “Board”) to solicit your proxy for use at the annual meeting. This proxy statement and proxy are being first mailed to shareholders on or about February 22, 2013.

Throughout this Proxy Statement, the terms “we,” “us,” “our” and the “Company” refer to Ark Restaurants Corp. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; and “you” and “your” refers to the shareholders of our Company.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on March 19, 2013.

This Proxy Statement, the form of proxy and the Company’s Annual Report are available at www.cstproxy.com/arkrestaurants/2013/proxy2013, and www.cstproxy.com/arkrestaurants/2013/ar2012.

Who may attend the annual meeting?

All shareholders of record at the close of business on February 11, 2013 (the “Record Date”), or their duly appointed proxies, and our invited guests may attend the Meeting.

Who may vote?

You may vote if you owned our common stock as of the close of business on the Record Date. Each share of your common stock is entitled to one vote on each of the proposals scheduled for vote at the Meeting. As of the Record Date, there were 3,244,845 shares of common stock outstanding and entitled to vote at the Meeting.

What will I be voting on?

You will be voting on the following:

•	The election of nine (9) directors for a term to expire at the next annual meeting of shareholders; and

•	The ratification of the selection of Cohn Reznick LLP (“Cohn”), formerly known as J.H. Cohn LLP, as our independent registered public accounting firm for fiscal 2013;

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote your shares “FOR” each of the nominees named in this proxy statement for election to the Board; and “FOR” ratification of the selection of Cohn as our independent registered public accounting firm for fiscal 2013.

How do I vote?

          Return Your Proxy Card By Mail: You may vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.

          Vote at the Meeting: You may cast your vote in person at the Meeting. Written ballots will be passed out to anyone who wants to vote in person at the meeting.

Even if you plan to attend the meeting, you are encouraged to vote your shares by proxy. You may still vote your shares in person at the Meeting even if you have previously voted by proxy. If you are present at the Meeting and desire to vote in person, your vote by proxy will not be used.

What if I hold my shares in “street name”?

You should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Can I change my mind after I vote?

Yes. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Meeting;

•	giving written notice of revocation to Ark Restaurants Corp., Attention Treasurer, 85 Fifth Avenue, New York, NY 10003; or

•	attending the Meeting and voting in person.

If you hold your shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Meeting if you obtain a legal proxy from your broker, bank or other nominee.

Who will count the votes?

A representative of our Transfer Agent will count the votes and will serve as the independent inspector of elections.

Will my shares be voted if I do not provide my proxy?

If you are the shareholder of record and you do not vote or provide a proxy, your shares will not be voted.

Under the rules of various national and regional securities exchanges, brokers may generally vote on certain, limited “routine” matters, but cannot vote on non-routine matters, such as the non-contested election of directors or an amendment to the Articles of Incorporation or the adoption or amendment of a stock option plan, unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy form to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described below, under “What vote is required to approve each proposal?” Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

How many votes must be present to hold the meeting?

A majority of the outstanding shares entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum. Shares of common stock represented in person or by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present.

What vote is required to approve each proposal?

In accordance with our bylaws, the nominees for director receiving the highest number of votes cast in person or by proxy at the Meeting (also referred to as a plurality of the votes cast) will be elected. Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter. The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting is required for approval of the proposal to ratify the appointment of Cohn for fiscal 2013.

If you mark your proxy to withhold your vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Therefore, a broker non-vote has no effect on the proposals provided herein to be voted on at the Meeting. Shares that abstain from voting as to a particular matter will not be counted as votes in favor of such matter, and also will not be counted as votes cast or shares voting on such matter. Accordingly, abstentions will not be included in vote totals and will not affect the outcome of the voting for any of the proposals.

Because the votes on the non-binding resolution to approve the compensation of our named executive officers and the frequency of the vote on such compensation are advisory, they will not be binding on the Board of Directors of the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Our directors, director-nominees and executive officers own, directly or indirectly, approximately 48.41% of the voting power entitled to be cast at the Meeting. We anticipate that these directors and executive officers will cast all of their votes in favor of each of the proposals being considered at the Meeting. Shareholders are not entitled to dissenter’s rights of appraisal with respect to any of the proposals.

Who will pay for this proxy solicitation?

We will bear the cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of our shares. A few of our officers and employees may participate in the solicitation of proxies without additional compensation.

Will any other matters be voted on at the Meeting?

As of the date of this proxy statement, our management knows of no other matter that will be presented for consideration at the Meeting other than those matters discussed in this proxy statement. If any other matters properly come before the Meeting and call for a vote of shareholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

What are the deadlines for stockholder proposals for next year’s Meeting?

Stockholders may submit proposals on matters appropriate for stockholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year’s proxy statement and proxy card must be received by not later than October 16, 2013. All proposals and notifications should be addressed to Ark Restaurants Corp., Attention Treasurer, 85 Fifth Avenue, New York, NY 10003. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

Where can I find the voting results?

The preliminary voting results will be announced at the Meeting. The final results will be published in a current report on Form 8-K filed within four (4) business days after the meeting.

What is the Company’s website address?

Our website address is www.arkrestaurants.com. We make this proxy statement, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) available on our website in the About Ark – Investors – SEC Filings section, as soon as reasonably practicable after electronically filing such material with the United States Securities and Exchange Commission (“SEC”).

This information is also available free of charge at the SEC’s website located at www.sec.gov. Shareholders may also read and copy any reports, statements and other information filed by us with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

The references to our website address and the SEC’s website address do not constitute incorporation by reference of the information contained in these websites and should not be considered part of this document.

CORPORATE GOVERNANCE; DIRECTOR AND COMMITTEE INFORMATION

Corporate Governance

We seek to follow best practices in corporate governance in a manner that is in the best interests of our business and stockholders. Our current corporate governance principles, including the Code of Ethics and the charters of each of the Audit Committee and Nominating and Governance Committee are all available under About Ark – Investors –Corporate Governance on our website at www.arkrestaurants.com. We are in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act, the Securities and Exchange Commission and the NASDAQ Marketplace Rules. We will continue to modify our policies and practices to meet ongoing developments in this area. Aspects of our corporate governance principles are discussed throughout this Proxy Statement.

Director Independence

The Board has determined that each of the following directors is an “independent director” as such term is defined in NASDAQ Marketplace Rule 4200(a)(15): Bruce R. Lewin, Marcia Allen, Steven Shulman, Arthur Stainman and Stephen Novick. The Company does not utilize any other definition or criteria for determining the independence of a director or nominee, and no other transactions, relationships, or other arrangements exist to the Board’s knowledge or were considered by the Board, other than as may be discussed herein, in determining any such director’s or nominee’s independence.

Board and Committee Meeting Attendance

During the past fiscal year, the Board held four meetings. Each member of the Board attended at least 90% of the meetings of the Board and committees on which he or she served. Independent directors meet at least twice per year without management present.

Board Committees

The Board has delegated various responsibilities and authority to different Board committees. The Board has three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee. The Board has appointed only independent directors to such committees. The members of each committee are appointed by the Board and serve one year terms. Committees regularly report on their activities and actions to the full Board of Directors. Each committee has a written charter adopted by the Board of Directors under which it operates.

Compensation Committee

Ms. Allen (Chairperson) and Messrs. Shulman and Stainman currently serve as members of the Compensation Committee of the Board. The Compensation Committee (i) oversees and sets the compensation and benefits arrangements of our Chief Executive Officer and certain other executives; (ii) provides a general review of, and makes recommendations to, the Board of Directors or to our shareholders with respect to our cash-based and equity-based compensation plans; and (iii) implements, administers, operates and interprets our equity-based and similar compensation plans to the extent provided under the terms of such plans. The Compensation

Committee has the authority to make decisions respecting CEO and executive officer compensation matters, including employment and severance contracts, salary, compensation awards and bonuses, among other things, and has the right to retain and terminate compensation consultants, legal counsel and other advisors to assist the committee with its functions. The Committee may delegate authority to subcommittees of the Compensation Committee or to executive officers (with respect to compensation determinations for non-executive officers), as well as delegate authority to the Company’s CEO to approve options to employees (who are not directors or executive officers) of the Company or of any subsidiary of the Company, subject to certain quantity, time and price limitations.

The Board of Directors adopted a written charter under which the Compensation Committee operates. The Board of Directors reviews and assesses the adequacy of the charter of the Compensation Committee on an annual basis.

The Compensation Committee held four meetings in fiscal 2012.

Audit Committee

Messrs. Lewin (Chairperson) and Stainman and Ms. Allen currently serve as members of the Audit Committee of the Board of Directors. The Audit Committee is responsible for, among other things, engaging the independent auditors, receiving and reviewing the recommendations of the independent auditors, reviewing consolidated financial statements of the Company, meeting periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls, resolving potential conflicts of interest and reviewing Company’s accounting policies.

The Board of Directors has determined that all of the members of the Audit Committee meet the independence criteria for audit committees and have the qualifications set forth in the listing standards of NASDAQ and Rule 10A-3 under the Exchange Act. The Board of Directors has also designated Ms. Allen as an audit committee financial expert within the meaning of Item 401(h) of Regulation S-K under the Exchange Act and the Board of Directors has determined that she has the financial sophistication required under the listing standards of NASDAQ.

The Board of Directors adopted a written charter under which the Audit Committee operates. The Board of Directors reviews and assesses the adequacy of the charter of the Audit Committee on an annual basis.

The Audit Committee held four meetings during fiscal 2012.

Nominating and Corporate Governance Committee

Messrs. Novick (Chairperson), Stainman and Lewin currently serve as members of the Nominating and Corporate Governance Committee of the Board. The Board of Directors adopted a written charter under which the Nominating and Corporate Governance Committee operates. The Nominating and Corporate Governance Committee approved the nomination of the candidates reflected in Proposal One, which candidates were approved by the Board of Directors.

The duties of the Nominating and Corporate Governance Committee are to recommend to the Board nominees to the Board of Directors and its standing committees. Although the Nominating and Corporate Governance Committee has not established minimum qualifications for director candidates, it will consider, among other factors:

•	Judgment

•	Skill

•	Diversity

•	Experience with businesses and other organizations of comparable size

•	The interplay of the candidate’s experience with the experience of other Board members

•	The extent to which the candidate would be a desirable addition to the Board and any committees of the Board

The Nominating and Corporate Governance Committee will consider all director candidates recommended by stockholders. Any stockholder who desires to recommend a director candidate may do so in writing, giving each recommended candidate’s name, biographical data and qualifications, by mail addressed to the Chairman of the Nominating and Corporate Governance Committee, in care of Ark Restaurants Corp., 85 Fifth Avenue, New York, New York 10003. Members of the Nominating and Corporate Governance Committee will assess potential candidates on a regular basis.

The Nominating and Corporate Governance Committee held one meeting fiscal 2012.

There are no family relationships among any of the directors or executive officers (or any nominee therefor) of the Company, and no arrangements or understandings exist between any director or nominee and any other person pursuant to which such director or nominee was or is to be selected with respect to the election of directors. No director or executive officer (or any nominee therefor or any associate thereof) has any substantial interest, direct or indirect, by security holdings or otherwise, in any proposal or matter to be acted upon at the Meeting (other than the election of directors). There are no events or legal proceedings material to an evaluation of the ability or integrity of any director or executive officer, or any nominee therefor, of the Company. Moreover, no director or executive officer of the Company, nor any nominee, is a party adverse to the Company or has a material interest adverse to the Company in any legal proceeding.

Stockholder Communications

The Board welcomes communications from stockholders, which may be sent to the entire Board at the principal business address of the Company, Ark Restaurants Corp., 85 Fifth Avenue, New York, New York 10003, Attn: Corporate Secretary. Security holder communications are initially screened to determine whether they will be relayed to Board members. Once the decision has been made to relay such communications to Board members, the Secretary will release the communication to the Board on the next business day. Communications that are clearly of a marketing nature, or which are unduly hostile, threatening, illegal or similarly inappropriate will be discarded and, if warranted, subject to appropriate legal action.

Recognizing that director attendance at the Company’s annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board of Directors, it is the policy of the Board of Directors to encourage, but not require, the members of the Board to attend such meetings.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that the number of directors constituting the Board of Directors shall not be fewer than three nor more than 15, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the Board. The Board of Directors has fixed the number of directors at nine. The term of office of each director is one year, commencing at this annual meeting and ending at the annual meeting of shareholders to be held in 2014. Each director elected will continue in office until he resigns or until a successor has been elected and qualified. Stockholders cannot vote or submit proxies for a greater number of persons than the nine nominees named in this Proposal One.

Each of the nominees named below is at present a director of the Company and has consented to serve if elected. If any nominee should be unable to serve or will not serve for any reason, the persons designated on the accompanying form of proxy will vote in accordance with their judgment. We know of no reason why the nominees would not be able to serve if elected.

The following is a brief account of the business experience during the past five years of each of the Company’s directors and executive officers, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment was carried on.

Name	Age	Principal Occupation and Position with the Company	Director Since
Michael Weinstein	69	Chairman of the Board and Chief Executive Officer of the Company	1983
Vincent Pascal	69	Senior Vice President of the Company	1985
Paul Gordon	61	Senior Vice President of the Company	1996
Robert Stewart	56	Chief Financial Officer and Treasurer of the Company	2012
Marcia Allen	62	Chief Executive Officer, Allen & Associates	2003
Bruce R. Lewin	65	Chairman and President, Continental Hosts, Ltd.	2000
Steven Shulman	71	Managing Director, Hampton Group Inc.	2003
Arthur Stainman	70	Senior Managing Director, First Manhattan Co.	2004
Stephen Novick	72	Senior Advisor, Andrea and Charles Bronfman Philanthropies	2005

Biographical Information

          Michael Weinstein has been our Chief Executive Officer and a director since our inception in January 1983, was elected Chairman in 2004 and was President of the Company from January 1983 to September 2007. Mr. Weinstein is also the President of each of our subsidiaries. Mr. Weinstein is an officer, director and 29.67% shareholder of RSWB Corp. and a director and 28% owner of BSWR Corp. (since 1998). Mr. Weinstein is also the owner of 30.67% of the membership interests in New Docks LLC. Collectively, these companies operate three restaurants in New York City, and none of these companies is a parent, subsidiary or other affiliate of us. Mr. Weinstein spends substantially all of his business time on Company-related matters.

           Vincent Pascal has been employed by us since 1983 and was elected Vice President, Assistant Secretary and a director in 1985. Mr. Pascal became a Senior Vice President in 2001 and Chief Operating Officer in 2011.

          Paul Gordon has been employed by us since 1983 and was elected as a director in November 1996 and a Senior Vice President in April 2001. Mr. Gordon is the manager of our Las Vegas operations, and is a Senior Vice President of each of the Company’s Las Vegas, Nevada subsidiaries. Prior to assuming that role in 1996, Mr. Gordon was the manager of the Company’s operations in Washington, D.C. commencing in 1989.

          Paul Robert Stewart has been employed by us since June 2002, was elected Chief Financial Officer effective as of June 24, 2002 and was elected to the Board of Directors in March 2012. For the three years prior to joining us, Mr. Stewart was a Chief Financial Officer and Executive Vice President at Fortis Capital Holdings. For eleven years prior to joining Fortis Capital Holdings, Mr. Stewart held senior financial and audit positions in Skandinaviska Enskilda Banken in their New York, London and Stockholm offices.

          Marcia Allen was elected a director of the Company in 2003. For the past five years, Ms. Allen has been the Chief Executive Officer of Allen & Associates Inc., a business and acquisition consulting firm. Also, from December 2001 to August 2002 Ms. Allen served as President and a member of the board of directors of Accesspoint Inc.

          Bruce R. Lewin was elected a director of the Company in February 2000. Mr. Lewin has been the President and a director of Continental Hosts, Ltd since August 2001. He was also a founder and board member of Fuze Beverage, LLC. Mr. Lewin was formerly a director of the Bank of Great Neck (in New York), and a former director of the New York City Chapter of the New York State Restaurant Association. He has been owner and President of Bruce R. Lewin Fine Art since 1985.

          Steven Shulman was elected a director of the Company in December 2003. During the past five years, Mr. Shulman has been the managing director of Hampton Group, a company engaged in the business of making private investments. Mr. Shulman also serves as a director of various private companies.

          Arthur Stainman was elected a director of the Company in 2004. Mr. Stainman is a senior managing director of First Manhattan Co. of New York City, a money management firm, and has over twenty years experience managing money for high net worth individuals. Mr. Stainman is a Trustee of Rider University and sits on the board of several New York based non-profits.

          Stephen Novick was elected a director of the Company in 2005. Mr. Novick serves as Senior Advisor for the Andrea and Charles Bronfman Philanthropies, a private family foundation. From 1990 to 2004, Mr. Novick served as Chief Creative Officer of Grey Global Group, an advertising agency. Mr. Novick continues to serve as a consultant for Grey Global Group. He also serves as a member of the Board of Directors of Toll Brothers, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has recommended, and the Board of Directors has approved, the appointment of Cohn, an independent registered public accounting firm, to audit our financial statements for the 2013 fiscal year. A representative of Cohn is expected to attend the Meeting and will have an opportunity to make a statement if he or she so desires. He or she will also be available to respond to appropriate questions from our shareholders. For additional information regarding our relationship with Cohn, please see the “Audit Committee Report” below.

Although it is not required to submit this proposal to the shareholders for approval, the Board believes it is desirable that an expression of shareholder opinion be solicited and presents the selection of the independent registered public accounting firm to the shareholders for ratification. If the selection of Cohn is not ratified by shareholders, the Board of Directors will take that into consideration but does not intend to engage another firm. Even if the selection of Cohn is ratified by the shareholders, the Audit Committee in its discretion could decide to terminate the engagement of Cohn and engage another firm if the committee determines that this is necessary or desirable.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT

OF COHN REZNICK LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

AUDIT COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the 1934 Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

The Audit Committee evidenced its completion of and compliance with the duties and responsibilities set forth in the adopted Audit Committee Charter through a formal written report dated and executed as of December 18, 2012. A copy of that report is set forth below.

December 18, 2012

The Board of Directors

Ark Restaurants Corp.

Fellow Directors:

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Corporation’s financial reporting process. The Audit Committee conducted its oversight activities for Ark Restaurants Corp. and subsidiaries (“Ark”) in accordance with the duties and responsibilities outlined in the audit committee charter. The Audit Committee annually reviews the NASDAQ standard of independence for audit committees and its most recent review determined that the committee meets that standard.

Ark management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Corporation’s independent auditors, Cohn Reznick LLP, are responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the Unites States of America.

The Audit Committee, with the assistance and support of the Chief Financial Officer of Ark, has fulfilled its objectives, duties and responsibilities as stipulated in the audit committee charter and has provided adequate and appropriate independent oversight and monitoring of Ark’s systems of internal control for the fiscal year ended September 29, 2012.

These activities included, but were not limited to, the following significant accomplishments during the fiscal year ended September 29, 2012:

          •     Reviewed and discussed the audited financial statements with management and the external auditors.

          •     Received written disclosures and letter from the external auditors required by Independence Standards Board Standard No. 1, and discussed with the auditors their independence.

In reliance on the Committee’s review and discussions of the matters referred to above, the Audit Committee recommends the audited financial statements be included in Ark’s Annual Report on Form 10-K for the fiscal year ended September 29, 2012, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Ark Restaurants Corp. Audit Committee

Bruce R. Lewin, Arthur Stainman and Marcia Allen

AUDIT FEES AND SERVICES

During fiscal 2011 and 2012, Cohn served as our independent auditors. The following table presents fees for professional audit services rendered by Cohn for the audit of our annual financial statements for the years ended October 1, 2011, and September 29, 2012, and fees for other services rendered by Cohn during those periods.

	2012	2011

Audit Fees	$220,000	$223,500

Audit Related Fees	29,491	50,000

Tax Fees	—	116,019

All Other Fees	—	5,140

Total	249,491	394,659

          Audit Fees. Annual audit fees relate to services rendered in connection with the audit of our consolidated annual financial statements and the quarterly reviews of financial statements included in our Forms 10-Q.

          Audit Related Fees. Audit related services include fees for SEC registration statement services, benefit plan audits, consultation on accounting standards or transactions, statutory audits, business acquisitions, and assessment of risk management controls in connection with the implementation of Section 404 of the Sarbanes-Oxley Act of 2002.

          Tax Fees. Tax services include fees for tax compliance, tax advice and tax planning.

          All Other Fees: Includes other fees or expenses billed for other services not described above rendered to the Company by Cohn during fiscal year 2012

The Audit Committee considers whether the provision of these services is compatible with maintaining the auditor’s independence, and has determined such services for fiscal 2011and 2012 were compatible.

We have been advised by Cohn that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accountants, as follows: on an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested, and the Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent registered public accountants. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. All audit-related fees, tax fees and all other fees were approved by the Audit Committee. The projects and categories of service are as follows:

          Audit—Annual audit fees relate to services rendered in connection with the audit of our consolidated financial statements and the quarterly reviews of financial statements included in our Forms 10-Q.

          Audit Related Services—Audit related services include fees for SEC registration statement services, benefit plan audits, consultation on accounting standards or transactions, statutory audits, and business acquisitions.

          Tax—Tax services include fees for tax compliance, tax advice and tax planning.

          All Other—fees for all other services provided by Cohn.

EXECUTIVE COMPENSATION

The following table shows information concerning all compensation paid for services to the Company in all capacities during the fiscal years ended October 1, 2011 and September 29, 2012, as to the Chief Executive Officer (its “principal executive officer” or “PEO”), each of the other two most highly compensated executive officers of the Company who served in such capacity at the end of the last two fiscal years (the “Named Executive Officers” or “NEOs”):

SUMMARY COMPENSATION TABLE

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Option Award(s) ($)	All Other Compensation ($)		Total ($)

Michael Weinstein	2012	$948,320	$50,000	$69,390	0		$1,067,710
Chief Executive Officer	2011	$905,210	$24,000	0	0		$ 929,210

Vincent Pascal	2012	$417,518	$30,000	$50,115	0		$497,633
Senior Vice President	2011	$400,348	$24,000	0	0		$424,348
Chief Operating Officer

Paul Gordon	2012	$326,848	$30,000	$50,115	96,372	(1)	$503,335
Senior Vice President	2011	$313,407	$24,000	0	91,153	(1)	$428,560

(1) 1% of operating profits of the Las Vegas operations as commissions.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of stock options by the CEO and NEOs as of September 29, 2012.

	Option Awards
(a)	(b)	(c)		(e)	(f)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Michael Weinstein	12,500	0		$29.60	12/21/14
Chief Executive Officer	25,000	0		$32.15	12/18/16
	27,000	0		$12.04	05/06/19
	0	27,000	(1)	$14.40	06/12/22
Vincent Pascal	17,500	0		$29.60	12/21/14
Senior Vice President	10,000	0		$32.15	12/18/16
Chief Operating Officer	19,500	0		$12.04	05/06/19
	0	19,500	(1)	$14.40	06/12/22
Paul Gordon	17,500	0		$29.60	12/20/14
Senior Vice President	10,000	0		$32.15	12/18/16
	19,500	0		$12.04	05/06/19
	0	19,500	(1)	$14.40	06/12/22

(1) Each of these options shall vest as follows: (i) 50% on June 12, 2013, and (ii) 50% on June 12, 2014.

DIRECTOR COMPENSATION

The Company uses cash compensation and equity-based incentive compensation to attract and retain qualified candidates to serve as directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of directors.

Compensation Paid to Directors in 2012

In fiscal 2012, the Company paid a fee of $23,624 to each director who was not an officer of the Company. Directors who are also full-time employees of the Company did not receive any director fees. In addition, the independent director who serves as chairman of the Audit Committee of the Board receives an annual retainer fee of $15,000. The independent directors who serve on the Audit, Compensation and Nominating and Corporate Governance Committees, respectively, including the chairman of the Audit Committee, receive $1,050 for each meeting that they attended. Each member of the Board receives an additional $1,200 for each Board meeting that they attended in excess of one per quarter, plus an additional $1,200 if such additional Board meeting attended exceeds four hours. The Company reimburses directors for out-of-pocket expenses incurred in connection with attending Board of Director and committee meetings.

Director Compensation Table

The following table summarizes the compensation earned by or paid to the Company’s non-employee directors from the Company for the year ended September 29, 2012.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total

Bruce R. Lewin	$46,406	$12,850	$59,256
Steven Shulman	$29,006	$12,850	$41,856
Marcia Allen	$33,806	$12,850	$46,656
Arthur Stainman	$35,006	$12,850	$47,856
Stephen Novick	$26,606	$12,850	$39,456

1.

Each director has 5,000 currently exercisable options at an exercise price of $32.15 per share and 3,500 currently exercisable options at an exercise price of $12.04 per share. In addition each director has 5,000 currently unexercisable options at an exercise price of $14.40 per share.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of January 28, 2013, with respect to the beneficial ownership of shares of our common stock owned by:

•	Each of our directors, our CEO and the other NEOs;

•	All directors and executive officers as a group; and

•	Each person or entity who is known to us to be the beneficial owner of more than 5% of our common stock.

As of January 28, 2013, our outstanding equity securities consisted of 3,244,845 shares of common stock. The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and generally includes voting or investment power over the shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under Securities and Exchange Commission (the “SEC”) rules, the number of shares of common stock deemed outstanding includes shares issuable upon the conversion of other securities, as well as the exercise of options or the settlement of restricted stock units held by the respective person or group that may be exercised or settled on or within 60 days of January 28, 2013. For purposes of calculating each person’s or group’s percentage ownership, shares of common stock issuable pursuant to stock options and restricted stock units that may be exercised or settled on or within 60 days of January 28, 2013 are included as outstanding and beneficially owned by that person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class

Michael Weinstein	1,116,618	(2)	33.74%
85 Fifth Avenue
New York, New York 10003

Bruce R. Lewin	292,681	(3)(5)	9.00%
1329A North Avenue
New Rochelle, New York 10804

Vincent Pascal	84,108	(4)	2.56%
85 Fifth Avenue
New York, New York 10003

Steven Shulman	17,800	(5)	Less than 1%
P.O. Box 52
Rye Beach, NH 03871

Marcia Allen	8,500	(5)	Less than 1%
1112 Montana Avenue, #284
Santa Monica, CA 90403

Loeb Partners Corporation	176,790	(6)	5.45%
61 Broadway
New York, New York 10006

Paul Gordon	47,000	(4)	1.43%
85 Fifth Avenue
New York, New York 10003

Robert Stewart	48,800	(4)	1.48%
85 Fifth Avenue
New York, New York 10003

Arthur Stainman	66,950	(5)(7)	2.06%
320 East 72nd Street
New York, New York 10021

FMR LLC	224,895	(8)	6.93%
82 Devonshire Street
Boston, MA 02109

Stephen Novick	8,500	(5)	Less than 1%
110 East 59th Street
New York, New York 10022

All directors and officers as a group (ten persons)	1,690,957	(9)	48.41%

(1)	Except to the extent otherwise indicated, to the best of the Company’s knowledge, each of the indicated persons exercises sole voting and investment power with respect to all shares beneficially owned by him.

(2)	Includes 3,649 shares owned by The Weinstein Foundation, a private foundation of which Mr. Weinstein acts as trustee and as to which shares Mr. Weinstein has shared investment and shared voting power, an aggregate of 2,400 shares owned by Mr. Weinstein’s minor children and 64,500 shares issuable pursuant to stock options exercisable within 60 days after the date of this Proxy Statement.

(3)	Includes 1,500 shares owned by Mr. Lewin in his Individual Retirement Account (“IRA”).

(4)	Includes 47,000 shares issuable pursuant to stock options exercisable within 60 days after the date of this Proxy Statement.

(5)	Includes 8,500 shares issuable pursuant to stock options exercisable within 60 days after the date of this Proxy Statement.

(6)	Based upon information set forth in Schedule 13D/A filed by Loeb Partners Corporation (“LPC”) with the SEC on or about November 11, 2008. Loeb Arbitrage Management LLC (“LAM”) is the general partner of Loeb Arbitrage Fund (“LAF”). LAM is the investment manager of Loeb Arbitrage B Fund LP (“LAFB”). The President and Chief Operating Officer of the general partner is Robert E. Enslein, Jr. The other officers of LAM are Thomas L. Kempner, Chairman of the Board, Gideon J. King, Chief Executive Officer, Michael S. Emanuel, Senior Vice President and Secretary and David S. Hampson, Chief Financial Officer. Thomas L. Kempner is the President, Chief Executive Officer and a director of LPC. Loeb Holding Corporation (“LHC”) is the sole stockholder of LAM and LPC. Thomas L. Kempner is its President and a director as well as its Chief Executive Officer and majority stockholder and Bruce L. Lev, Norman N. Mintz and Peter A. Tcherepnine are also directors of LHC. Loeb Offshore Management, LLC (“LOM”), a wholly-owned subsidiary of LHC, is the investment adviser of Loeb Offshore Fund, Ltd., (“LOF”) and Loeb Offshore B Fund Ltd. (“LOFB”). Gideon J. King and Thomas L. Kempner are Directors of LOF and LOFB and Managers of LOM. LAM is general partner of Loeb Marathon Fund (“LMF”) and investment adviser of Loeb Marathon Offshore Fund Ltd. (“LMOF”). As of November 11, 2008, LAF beneficially owned 59,378 shares, LPC beneficially owned 36,870 shares (including shares purchased for the accounts of customers of LPC as to which LPC has investment discretion), LOF beneficially owned 14,534 shares, LMF beneficially owned 21,573 shares, LMOF beneficially owned 14,486 shares, LAFB beneficially owned 21,727 shares, and LOFB beneficially owned 8,222 shares. The above-referenced shareholders may, therefore, be deemed the beneficial owner of 176,790 shares, or 5.06% of the Company’s outstanding Common Stock.

(7)	Includes 31,150 shares owned by Mr. Stainman’s spouse and 9,200 shares held by investment advisory clients of First Manhattan Co. (“FMC”), as to which FMC and Mr. Stainman, in his capacity as Managing Member of First Manhattan LLC, the sole general partner of FMC, share dispositive and voting power.

(8)	Based upon information set forth on Schedule 13G filed by FMR LLC (“FMR”) with the SEC on or about February 14, 2013. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 224,895 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 224,895 shares of our common stock. Edward C. Johnson 3d and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 224,895 shares owned by the funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.

(9`)	Includes 248,000 shares issuable pursuant to stock options exercisable within 60 days after the date of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NASDAQ Global Market. Officers, directors and greater than ten percent shareholders are required by the Commission’s regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2012, except for a late Form 5 filing which was filed for Stephen Novick and Form 5 filings which have not yet been filed for Arthur Stainman and Marcia Allen.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following section sets forth certain required information regarding transactions or proposed transactions between the Company and certain related persons for the last two completed fiscal years.

Effective December 31, 2011, Robert Towers, the President, Chief Operating Officer, Treasurer and a Director of the Company announced his intention to retire. The Company and Mr. Towers entered into a Termination and Consulting Agreement (the “Agreement”) which is filed as an exhibit to the Company’s Form 8-K filed on January 6, 2012. All options held by Mr. Towers will be fully vested and may be exercised until their dates of expiration. Mr. Towers elected to receive a lump sum severance payment of $400,000 equal to his last year’s salary, in satisfaction of all obligations of the Company, other than as set forth in the Agreement, and in exchange for his covenants in the Agreement.

The Company agreed to forgive an aggregate of $67,778.13 of indebtedness owed by Mr. Towers to the Company in connection with his receipt of stock options and certain other executive loans. The Company agreed to cover Mr. Towers and his wife under the Company’s medical, dental, prescription drugs and supplemental executive health reimbursement program for a period of three years ending December 31, 2014, up to a maximum of $25,000 per year, except if Mr. Towers obtains other employment which provides for medical benefits. The parties released each other from any claims and the Company shall indemnify Mr. Towers from any claims made.

The Company made loans to Robert Towers, President, Chief Operating Officer, and Treasurer of the Company. During fiscal 2011, the largest amount of indebtedness outstanding at any one time with respect to these loans to Mr. Towers was $113,000. At January 25, 2011, Mr. Towers was indebted to the Company in the amount of $29,000 with respect to the loans made to him in connection with the exercise of stock options and $37,000 with respect to certain other executive loans. The loans made to him in connection with the exercise of stock options were repayable on demand and bore interest at prime plus one-half percent. The other executive loans were payable on demand and bore interest at the minimum statutory rate.

Other than as noted above, none of the directors, executive officers or any member of the immediate family of any director or executive officer are indebted to us.

On December 9, 2011, the Company closed the Securities Purchase Agreement with the Estate of Irving Hershkowitz, a holder of greater than 5% of the Company’s outstanding Common Stock, pursuant to which the Company purchased 250,000 shares of Common Stock for an aggregate purchase price of $3,125,000. the purchase price was payable as follows: $1,000,000 in cash and a promissory note, in the principal amount of $2,125,000, bearing interest at a rate of 0.19% per annum, and payable in twenty-four (24) equal monthly installments of $88,541.67 per month, commencing on December 1, 2012 and ending on November 1, 2014.

For information on the compensation received by our directors and executive officers of the Company during the 2010 fiscal year, and the beneficial ownership of equity securities of the Company of such individuals, see the “Security Ownership of Certain Beneficial Owners” and “Executive Compensation” sections.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that each of us will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to Ark Restaurants Corp., Attention Treasurer, 85 Fifth Avenue, New York, NY 10003.

Other Matters

The Board is not aware of any business to be presented at the Meeting, other than the matters set forth in the notice of Meeting and described in this Proxy Statement. If any other business does lawfully come before the Meeting, it is the intention of the persons named as proxies or agents in the enclosed proxy card to vote on such other business in accordance with their judgment.

Annual Report

This proxy solicitation material has been mailed with the annual report to shareholders for the fiscal year ended September 29, 2012; however, it is not intended that the annual report for fiscal year 2012 be a part of the proxy statement or this solicitation of proxies.

Shareholders are respectfully urged to complete, sign, date and return the accompanying form of proxy in the enclosed envelope.

ARK RESTAURANTS CORP.

By Order of the Board of Directors,

Oona Cassidy
Secretary

New York, New York
February 22, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held March 19, 2013.

The Proxy Statement and our 2012 Annual Report to Shareholders are available at: http://www.cstproxy.com/arkrestaurants/2013/proxy 2013, and
http://www.cstproxy.com/arkrestaurants/2013/ar2012

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

ARK RESTAURANTS CORP.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

March 19, 2013

THE UNDERSIGNED, revoking all previous proxies, hereby appoints MICHAEL WEINSTEIN, ROBERT STEWART and VINCENT PASCAL, or any of them as attorneys, agents and proxies with power of substitution, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of ARK RESTAURANTS CORP. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on March 19, 2013 at 10:00 A.M. local time at Bryant Park Grill, 25 West 40th Street, New York, New York, and at all adjournments thereof.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

							Please mark your vote like this	☐
1. ELECTION OF A BOARD OF NINE DIRECTORS	FOR	WITHHOLD AUTHORITY			FOR	AGAINST	ABSTAIN
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)	☐	☐	2.	Ratification of the appointment of Cohn Reznick LLP as independent auditors for the 2013 fiscal year.	☐	☐	☐

			3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

01 - Michael Weinstein 02 - Steven Shulman 03 - Robert Stewart 04 - Marcia Allen 05 - Paul Gordon	06 - Bruce R. Lewin 07 - Vincent Pascal 08 - Arthur Stainman 09 - Stephen Novick				The shares represented by this proxy will be voted in accordance with the instructions given. If no such instructions are given, the shares represented by this proxy will be voted in favor of the: (I) election of all of the nominees for directors designated by the board of directors; (II) ratification of the appointment of Cohn Reznick LLP as independent auditors for the 2013 fiscal year; and (III) such other business as may properly come before the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. No postage is required for mailing in the United States.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Dated: _____________________________________, 2013 Signature _____________________________________ Signature _____________________________________
Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation, officer, attorney, agent, trustee or guardian, etc. please add your full title to your signature. If signer is a corporation, please sign n full corporate name by president and authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

_____________________________________

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